Exhibit 5.1

Hogan Lovells US LLP 1601 Wewatta Street Suite 900 Denver, CO 80202 T +1 303 899 7300 F +1 303 899 7333 www.hoganlovells.com

September 25, 2020

Board of Directors

Westwater Resources, Inc.

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

Ladies and Gentlemen:

We are acting as counsel to Westwater Resources, Inc., a Delaware corporation (the “Company”), in connection with the proposed sale of up to $12,000,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by the selling stockholder (the “Selling Stockholder”) identified in the Registration Statement (as defined below). The shares to be sold by the Selling Stockholder are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission on September 25, 2020 (the “Registration Statement”). The Registration Statement relates to the registration of up to 3,243,000 shares of Common Stock (the “Purchase Shares”) that may be issued and sold to the Selling Stockholder from time to time by the Company pursuant to the Agreement. The term “Purchase Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules, or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) issuance and delivery of the Purchase Shares pursuant to the terms of the Agreement, and (ii) receipt by the Company of the consideration for the Purchase Shares specified in the applicable resolutions of the Board of Directors (or a duly authorized committee thereof) and in the Agreement, the Purchase Shares will be validly issued, fully paid and non-assessable.

This opinion letter has been prepared for use in connection with the Registration Statement.  We assume no obligation to advise of any changes in the foregoing subsequent to the date of this opinion letter.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia.  “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in:  Alicante  Amsterdam  Baltimore  Beijing  Birmingham  Boston  Brussels  Colorado Springs  Denver  Dubai  Dusseldorf  Frankfurt  Hamburg  Hanoi  Ho Chi Minh City  Hong Kong  Houston  Johannesburg  London  Los Angeles  Luxembourg  Madrid  Mexico City  Miami  Milan  Minneapolis  Monterrey  Moscow  Munich  New York  Northern Virginia  Paris  Perth  Philadelphia  Rome  San Francisco  São Paulo  Shanghai  Silicon Valley  Singapore  Sydney  Tokyo  Warsaw  Washington, D.C.   Associated Offices:  Budapest  Jakarta  Riyadh  Shanghai FTZ  Ulaanbaatar  Zagreb.   Business Service Centers:  Johannesburg  Louisville.   Legal Services Center:  Berlin.  For more information see www.hoganlovells.com

Westwater Resources, Inc.	- 2 -	September 25, 2020

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP